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                                                                 EXHIBIT 10.7


                      DISTRIBUTION FEE PURCHASE AGREEMENT
                          Dated as of August 20, 1993
                  As Amended and Restated as of June 26, 1996


                 AMENDED AND RESTATED DISTRIBUTION FEE PURCHASE AGREEMENT, dated as of June 26, 1996 (this "Agreement"), between A I M Distributors, Inc., a Delaware corporation (the "Seller"), and A I M Management Group Inc., a Delaware corporation (the "Purchaser").


                              W I T N E S S E T H:


                 WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, on the terms and subject to the conditions specified in this Agreement, the Purchased Assets (as defined below);

                 NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS


                 The following terms shall have the meanings ascribed to them below. Capitalized terms not expressly defined herein which are defined in the Uniform Commercial Code as in effect from time to time in the State of Texas shall have the same meanings herein as in said UCC.

                 "AIM Funds" means all open-end mutual funds (and every series thereof) sponsored by the Purchaser or any of its Subsidiaries or for which the Purchaser or any of its Subsidiaries provides investment advisory, management, administrative, supervisory, consulting, underwriting or similar services from time to time, including such funds which are now existing and which may hereafter be organized.

                 "Asset Based Sales Charge" shall have the meaning set forth in
Section 26(b)(8)(C) of the Rules of Fair Practice.

                 "CDSC Shares" means any shares (or class of shares) of beneficial interest or capital stock of any AIM Fund, which are offered at net asset value without an initial sales charge, and which are subject to a Contingent Deferred Sales Charge upon the
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redemption of such shares for six years from the initial purchase of such shares.

                 "Contingent Deferred Sales Charge" means the amount payable by a shareholder of any AIM Fund on redemption of such shareholder's CDSC Shares in such AIM Fund prior to the end of the holding period specified from time to time in the Prospectus for such AIM Fund.

                 "Distribution Agreement" means any underwriting agreement and any plan or related agreement as contemplated by Rule 12b-1 under the Investment Company Act of 1940, as amended,in connection with the distribution of shares of any AIM Fund.

                 "Distribution Plan" means any plan adopted (as amended from time to time) by an AIM Fund and any related agreements, as contemplated by Rule 12b-1 under the Investment Company Act of 1940, as amended, in connection with the distribution of CDSC Shares of such AIM Fund.

                 "Free Shares" means shares other then CDSC Shares, including without limitation, shares which are derived from CDSC Shares, but do not have a Contingent Deferred Sales Charge because either (i) they were issued in an exchange without the payment of a Contingent Deferred Sales Charge and represent the appreciated value of the shares being exchanged over the initial purchase price paid for such shares (of the shares from which they derived), or
(ii) they represent shares issued as a result of the reinvestment of dividends or other distributions.

                 "Maximum Interest Allowable" shall mean the maximum interest which may be taken into account under Section 26(d)(2)A) of the Rules of Fair Practice in computing the aggregate asset-backed and deferred sales charges which may be imposed.

                 "NASD" shall mean the National Association of Securities Dealers, Inc. or any successor entity.

                 "Prospectus" shall mean with respect to any AIM Fund the prospectus filed with the Securities and Exchange Commission as a part of the Registration Statement on Form N-1A, as amended, and shall include, without limitation, the related Statement of Additional Information included in such Registration Statement.

                 "Purchased Assets" shall mean with respect to each AIM Fund, all of the rights under the related Distribution Agreement, the related Distribution Plan, the related Prospectus and in accordance with the applicable Rules of Fair Practice to receive amounts paid or payable in respect of Service Fees, Asset Based Sales Charges (including interest at the Maximum Interest






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Allowable) and Contingent Deferred Sales Charges, in each case in respect of the issuance by such AIM Fund of CDSC Shares and Free Shares and in respect of CDSC Shares and Free Shares of any other AIM Fund into which CDSC Shares and Free Shares initially issued by another AIM Fund may be exchanged without the payment of a Contingent Deferred Sales Charge, including, without limitation, any similar amount paid or payable under any replacement Distribution Agreement, Distribution Plan, Prospectus or the Rules of Fair Practice, and any continuation payments in respect thereof paid or payable by the related investment company in respect of such AIM Fund in the event of a termination of the related Distribution Plan or the related Distribution Agreement.

                 "Rules of Fair Practice" shall mean the Rules of Fair Practice of the NASD, including without limitation Section 26, thereof, as amended, and the rules, regulations and interpretations of the NASD in respect thereto.

                 "Service Fee" shall have the meaning set forth in Section 26(b)(9) of the Rules of Fair Practice.

                 "Subsidiary" means any corporation at least a majority (by number of votes) of the Voting Stock of which is at the time owned by the Purchaser or by one or more Subsidiaries or by the Purchaser and one or more Subsidiaries.

                 "Voting Stock" means, with reference to any corporation, stock of any class or classes (or equivalent interests), if the holders of the stock of such class or classes (or equivalent interests) are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

                                  ARTICLE II.

                   SALE AND PURCHASE OF THE PURCHASED ASSETS

                 Section 1. Sale and Purchase. (a) The Seller hereby agrees to sell, transfer, convey and assign to the Purchaser, and the Purchaser hereby agrees to purchase in each case on the terms and subject to the conditions set forth in this Agreement, all of the Seller's right, title and interest in, to and under all Purchased Assets and all proceeds of Purchased Assets. The Purchaser's obligation to pay for, and the Seller's obligation to transfer, such Purchased Assets shall continue so long as this Agreement is in effect.






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                 (b)  All sales of Purchased Assets by the Seller hereunder shall be without recourse to, or representation or warranty of any kind (express or implied) by the Seller.

                 Section 2. Transfers and Payments. (a) The Seller shall convey the Purchased Assets to the Purchaser on the day the CDSC Shares with respect to which Purchased Assets arise are originated concurrently with such origination, by giving the Purchaser and the respective AIM Fund or AIM Funds notice of such origination and transfer describing in reasonable detail the Purchased Assets being transferred to the Purchaser, but without further action by the Seller. The purchase price for each Purchased Asset shall equal the dollar amount funded by the Seller in creating the CDSC Share with respect to such Purchased Asset, and shall be paid by the Purchaser concurrently with such funding.

                 (b) The parties agree, to the full extent they may lawfully do so, that the consideration for the purchase and sale of the Purchased Assets as determined pursuant to Section 2(a) above represents reasonably equivalent value for the transfer of the same by the Seller to the Purchaser pursuant to this Agreement.

                 Section 3. Recording of Sales and Transfers. In connection with the sale and conveyance of the Purchased Assets pursuant hereto, the Seller shall indicate on its books and records that all such Purchased Assets have been sold or conveyed to the Purchaser. In addition, the Seller shall not carry any Purchased Assets on the Seller's accounting records, and the Seller agrees that all such Purchased Assets have been and will be, as contemplated by the terms of this Agreement, transferred and sold upon origination to the Purchaser and carried on the Purchaser's accounting records.

                 Section 4. Allocations. If the Seller is unable for any reason to transfer any Purchased Assets required to be transferred to the Purchaser in accordance with the provisions of this Agreement (including, without limitation, by reason of any requirement of law, rule, regulation or order or directive of any court or regulatory authority), then in any such event, the Seller agrees that it shall thereafter allocate and promptly pay to the Purchaser all funds received with respect to the Purchased Assets which would have been paid directly to or on behalf of the Purchaser but for the Seller's inability to transfer such Purchased Assets.

                 Section 5. Purchaser's Collection Rights. The Purchaser shall be entitled to make all reasonable efforts to collect from the respective AIM Funds all payments in respect of the Purchased Assets as and when the same shall become due. The






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Seller hereby irrevocably authorizes and empowers (without imposing any obligation on) the Purchaser, upon the occurrence of an event permitting the Seller to demand, sue for, collect and receive payment of any funds due with respect to the Purchased Assets, to demand, sue for, collect and receive such funds in the name of the Seller.

                 Section 6. Seller's Continuing Obligations. Notwithstanding any other provision of this Agreement, the Seller shall be obligated to perform all of its obligations under, pursuant to and in connection with the Purchased Assets to the same extent as if the Purchaser had no interest therein, and the Purchaser shall have no obligations or liability under any Purchased Assets to any AIM Find by reason of or arising out of this Agreement, nor shall the Purchaser be required or obligated in any manner to perform or fulfill any of the obligations of Seller under, pursuant to or in connection with any Purchased Assets.

                 Section 7. Further Assurances. The Seller agrees to do such further acts and things, and to execute and deliver to the Purchaser such additional assignments, agreements, powers and instruments, as are reasonably required by the Purchaser to carry into effect the purposes of this Agreement or to better assure and confirm unto the Purchaser its rights, powers and remedies hereunder.

                                  ARTICLE III.

                               SECURITY INTEREST


                 It is the intention of this Agreement that the purchase of the Purchased Assets hereunder shall convey to the Purchaser an undivided 100% ownership interest in such Purchased Assets and the proceeds of such Purchased Assets and that such transactions shall constitute a true sale and not a secured loan. If, notwithstanding such intention, any conveyance of Purchased Assets and the proceeds of such Purchased Assets from the Seller to the Purchaser shall ever be recharacterized as a secured loan and not a sale, it is the intention of this Agreement that the Seller shall be deemed to have granted to the Purchaser, in order to secure such loan, a security interest in all of the Seller's right, title and interest in and to all Purchased Assets and all proceeds of such Purchased Assets.






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                                  ARTICLE IV.

                                 MISCELLANEOUS

                 Section 1. Notices, etc. All notices required or permitted to be given to or made upon any party hereto shall be in writing (including telegraphic or facsimile communication) and mailed, faxed or delivered, addressed to the Seller or the Purchaser, as the case may be, at their respective addresses or transmission numbers hereinafter set forth and shall be effective when deposited in the mails or transmitted by facsimile, respectively.

                 If to the Seller, to it at:

                 A I M Distributors, Inc.
                 11 Greenway Plaza
                 Suite 1919
                 Houston, Texas   77046

                 Attention:  President
                 Telecopy:   (713) 993-9890

                 With a copy to the General Counsel at the same address.

                 If to the Purchaser, to it at:

                 A I M Management Group Inc.
                 11 Greenway Plaza
                 Suite 1919
                 Houston, Texas   77046

                 Attention:  President
                 Telecopy:   (713) 993-9890

                 With a copy to the General Counsel at the same address.

                 Section 2. Severability; etc. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Agreement, and no right or obligation of either party in respect hereof, shall have any force or effect to the extent that such term, provision, right or obligation would be unlawful or contrary to any rule, regulation or order or directive of any court or regulatory authority.






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                 Section 3.       Successors and Assigns, etc.  This Agreement
shall be binding upon, and inure to the benefit of, the Seller and the Purchaser and their respective successors and assigns.

                 Section 4. Third Party Beneficiary. The parties hereto intend that the benefits of this Agreement shall inure to the benefit of lenders to or purchasers from the Purchaser who finance or purchase Purchased Assets for or from the Purchaser as third party beneficiaries.

                 Section 5. Amendment; Waiver; etc. This Agreement and any term or provision hereof may only be amended, modified or waived by a written instrument executed by the parties hereto, and this Agreement may be terminated by either party on 30 days' prior written notice to the other party; provided that any termination will not affect sales of Purchased Assets made prior to the effectiveness of such termination and Seller's obligations under
Article II, Section 6 shall continue with respect to such Purchased Assets until collected in full.

                 Section 6. APPLICABLE LAW; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                 (b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENT TO WHICH SUCH PERSON IS A PARTY.

                 Section 7. Miscellaneous. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning, construction or interpretation of this Agreement. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.






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                 IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and date first above written.


                                        A I M MANAGEMENT GROUP INC.


                                        By:  /s/ ROBERT H. GRAHAM
                                           -----------------------------------
                                                Name:
                                                Title:



                                        A I M DISTRIBUTORS, INC.


                                        By:  /s/ JOHN CALDWELL SVP
                                           -----------------------------------
                                                Name:
                                                Title:






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